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                                                                      Exhibit 21

        SUBSIDIARIES OF POLAROID HOLDING COMPANY AS OF DECEMBER 31, 2004


Polaroid Holding Company
         Polaroid Corporation
                  784 Memorial Drive LLC
                  PIFMASS, LLC
                  Polaroid A.G. (Switzerland)
                  Polaroid Aktiebolag (Sweden)
                  Polaroid Asia Pacific LLC
                           Polaroid of Shanghai Limited
                           Polaroid Industry China Limited
                  Polaroid Australia Pty. Limited
                  Polaroid Canada Holding Company (Canada)
                           Polaroid Canada Inc. (Canada)
                  Polaroid Capital LLC
                           Polaroid Contracting CV
                                    Polaroid de Argentina S.A.
                                    Polaroid do Brasil Ltda.
                                    Polaroid International BV
                                            Polaroid (Italia) S.p.A.
                                            Polaroid France
                                            Polaroid Polska Sp. zo.o
                                            Polaroid (Belgium) S.A.
                                            Polaroid Europe Sagl
                                            Polaroid (Europa) B.V.
                                            Polaroid Eyewear (Italia) S.p.A.
                                            Polaroid Trading B.V.
                  Polaroid Corporation of Japan
                  Polaroid de Mexico S. A. de C. V.
                  Polaroid Espana S.A. (Spain)
                  Polaroid Eyewear (UK) Limited
                  Polaroid Eyewear I LLC
                           Polaroid Eyewear AG
                           Polaroid Eyewear (Sweden) AB
                           Polaroid Eyewear Nederland B.V.
                           Polaroid Eyewear (France) S.A.
                  Polaroid Foundation, Inc.
                  Polaroid Gesellschaft m.b.H. (Austria)
                  Polaroid Gesellschaft mit beschrankter Haftung (Germany) Polaroid India Private Limited

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                  Polaroid International Holding LLC
                           Polaroid Asia Pacific Services Limited
                           Polaroid Far East Limited
                           Polaroid (U.K.) Limited
                                    Polaroid Leasing Limited
                  Polaroid Investment LLC
                  Polaroid Latin America I Corporation
                  Polaroid New Bedford Real Estate LLC
                  Polaroid Norwood Real Estate LLC
                  Polaroid Waltham Real Estate LLC
                  PRD Management Limited
                  Zink Incorporated
                  Zink (Bermuda) Limited